Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Glacier Bancorp, Inc.
Kalispell, Montana
We consent to the incorporation by reference in the registration statement of Glacier Bancorp, Inc. on Form S-3 of our report dated February 27, 2008, on our audits of the consolidated statements of financial condition of Glacier Bancorp, Inc. as of December 31, 2007, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity, and comprehensive income and cash flows for the years then ended, which report is included in the December 31, 2007 annual report on Form 10-K of Glacier Bancorp, Inc. We also consent to the incorporation by reference of our report dated February 27, 2008, on our audit of the effectiveness of internal control over financial reporting of Glacier Bancorp, Inc. as of December 31, 2007, which report is included in the annual report on Form 10-K of Glacier Bancorp, Inc. We also consent to the reference to our firm under the caption “Experts.”
/s/ BKD, llp
Denver, Colorado
October 27, 2008